UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2025

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On January 6, 2025, Jesse Deutsch notified American Battery Technology Company (the “Company”) of his intent to retire and step down as Chief Financial Officer, effective January 31, 2025 (the “Retirement Date”). Mr. Deutsch’s departure is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Interim Chief Financial Officer

On January 10, 2025, the Board of Directors of the Company appointed Paul McGarry to serve as Interim Chief Financial Officer of the Company, effective February 1, 2025. The Board of Directors of the Company has also initiated a process to conduct a thorough search for Mr. Deutsch’s permanent replacement.

Mr. McGarry, 57, currently serves as the Company’s Controller. Prior to joining American Battery Technology Company, Mr. McGarry served as the Senior Vice President, Finance and Chief Accounting Officer at Rockwell Medical, Inc., a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. In this role, Mr. McGarry led the Company’s global finance and accounting operations, including SEC reporting, treasury, and internal control functions. While at Rockwell, he played a pivotal role in multiple financings, an asset acquisition, commercial product launches and regulatory approvals, and remediation of several material weaknesses. Prior to joining Rockwell, Mr. McGarry served as Corporate Financial Controller at Alyvant, Inc., a healthcare start-up company that was part of the Roivant portfolio of Companies, where he was responsible for the buildout of the financial infrastructure and oversight of Alyvant’s financial management. Previously, Mr. McGarry served as Corporate Controller at Champions Oncology, Inc., a pharmaceutical company focused on the development of oncology drug products, where he was responsible for the oversight of Champions’ accounting and financial operations. Mr. McGarry began his accounting career at Deloitte & Touche LLP, serving as Audit Manager in Assurance and Advisory Services, where he served small and large cap public companies and was tasked with implementing worldwide Sarbanes-Oxley procedures and performed Sarbanes-Oxley training for international audit teams. Mr. McGarry earned a B.S. in Accounting from Pennsylvania State University and is a Certified Public Accountant in the state of New York.

There is no arrangement or understanding between Mr. McGarry and any other persons, pursuant to which he was selected as Interim Chief Financial Officer. Mr. McGarry has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. McGarry and any director or executive officer of the Company.

On July 3, 2024, the Company entered into an Offer Letter (the “Offer Letter”) with Mr. McGarry, pursuant to which Mr. McGarry will be an at-will employee of the Company. Pursuant to the Offer Letter, Mr. McGarry will receive an annual base salary of $190,000. In addition, Mr. McGarry is eligible to receive 25,000 restricted stock units (RSUs) that will first vest 25% on the last day of the fiscal quarter following the one year anniversary of hire. Thereafter, the remaining RSUs will vest 1/12th quarterly on the last day of the complete fiscal quarter worked until fully vested. Additionally, Mr. McGarry could achieve bonus equity compensation of 25,000 RSUs based solely on achieving certain performance milestones. The foregoing descriptions of the Offer Letter are qualified in their entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Offer Letter, dated July 3, 2024, between American Battery Technology Company and Paul McGarry
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: January 10, 2025	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer